Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.

Dragon Acquisition Corporation

Warrant for the Purchase of Ordinary Shares

No. 2010-[ ]	__________ Shares

          FOR VALUE RECEIVED, Dragon Acquisition Corporation, a Cayman Islands company (the “Company”), hereby certifies that [________________], its designee or its permitted assigns, subject to the terms set forth below, is entitled to purchase from the Company, at any time or from time to time commencing on April 14, 2010 (the “Issuance Date”) and prior to 5:00 P.M., New York City time, on April 13, 2015 (the “Exercise Period”), [________________] fully paid and non-assessable ordinary shares, $0.002112 par value per share, of the Company for the Per Share Warrant Price (as defined below). Hereinafter, (i) said ordinary shares, $0.002112 par value per share, of the Company, are referred to as the “Ordinary Shares”; (ii) the Ordinary Shares (subject to adjustment as set forth herein) purchasable under the Warrant (as hereinafter defined) are referred to as the “Warrant Shares”; (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price”; (iv) the price payable (initially $6.00 per share subject to adjustment as set forth herein) for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price”; (v) this warrant and any warrant hereafter issued in exchange or substitution for this warrant hereunder is referred to as the “Warrant”; (vi) this Warrant, all other warrants issued under that Subscription Agreement (as defined below), and any warrant hereafter issued in exchange or substitution for this Warrant or such other warrants issued under that Subscription Agreement (as defined below) are referred to as the “Warrants”; and (vii) the holder or their permitted or registered assigns of this Warrant is referred to as the “Holder” and the holder of this Warrant and all other Warrants are referred to as the “Holders” and Holders of more than fifty percent (50%) of the Ordinary Shares then issuable upon exercise of then outstanding Warrants are referred to as the “Majority of the Holders”).

           This Warrant is one of the Warrants to purchase Ordinary Shares issued pursuant to a Subscription Agreement (the “Subscription Agreement”) between the Company and the Subscribers named therein in connection with a private placement by the Company of units (the “Units”), each Unit consisting of one (1) of the Company’s 6% Convertible Preference Shares, par value $0.002112 per share, and a Warrant to purchase one-half of one of the Ordinary Shares. By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of the Subscription Agreement. Defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

1.	Exercise of Warrant.

(a)

Except as set forth in Section 1(d) below, this Warrant may be exercised in whole at any time, or in part from time to time, by the Holder during the Exercise Period by the surrender of this Warrant (with the exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed) at the address set forth in Section 14(a) hereof, together with payment in immediately available funds of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of, or wire transfer of immediately available funds to, the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Ordinary Shares and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

(b)

In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, the Holder may elect to exercise this Warrant by a cashless exercise (the “Cashless Exercise”) and shall receive the number of Ordinary Shares equal to an amount (as determined below) by surrendering this Warrant at the address set forth in Section 14(a) hereof together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Ordinary Shares determined according to the following formula:

X = (A x (B – C))/B

For purposes of the foregoing formula:

          X=      the total number of Ordinary Shares to be issued to the Holder.

          A=      The number of Ordinary Shares with respect to which this Warrant is being exercised.

          B=      the Closing Sale Price (as defined in Section 2(a)) of the Ordinary Shares on the trading day immediately preceding the date of the Exercise Notice.

          C=      the Per Share Warrant Price then in effect at the time of such exercise.

(c)

Upon surrender of this Warrant in connection with the exercise of this Warrant pursuant to the terms hereof, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Ordinary Shares to which the Holder shall be entitled upon such exercise and, if this Warrant is exercised in whole, no fractional Ordinary Shares are to be issued, but rather the number of Ordinary Shares to which the Holder shall be entitled, shall be rounded up to the nearest whole number, and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(d)

Notwithstanding anything herein to the contrary, in no event shall the Holder have the right or be required to exercise this Warrant to the extent, and only to the extent, that as a result of such exercise, the aggregate number of Ordinary Shares beneficially owned by the Holder, its affiliates and any “group” (as defined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”)) of which the Holder may be deemed to be a party (each, an “Affiliate” and collectively, the “Affiliates”) would exceed 9.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”) immediately after giving effect to such exercise. For purposes of this Section, beneficial ownership shall be calculated in accordance with Sections 13(d) and Section 16(a) of the Exchange Act. The provisions of this Section 1(d) may be waived by a Holder as to itself (and solely as to itself) upon not less than sixty-five (65) days prior written notice to the Company. For purposes of this Warrant, in determining the number of outstanding Ordinary Shares, the Holder may rely upon the number of outstanding Ordinary Shares as reflected in the Company’s most recent annual or quarterly report on Form 10-K or Form 10-Q, respectively.

(e)

Upon exercise of this Warrant, the Company shall promptly (but in no event later than ten (10) business days after the date the Exercise Notice is delivered to the Company (the “Exercise Date”)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder (together with such other transfer documentation as may be reasonably requested by the Company) and in such name or names as the Holder may designate (provided that, if the Registration Statement (as defined in the Subscription Agreement) is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless the Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(b) under the Securities Act. The Holder, or any person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

2.	Forced Exercise:

(a)

At any time after (i) the Registration Statement(s) are declared effective and (ii) the Ordinary Shares are listed on a national exchange, the Company may exercise its right, at its option, to cause the Holders to exercise the Warrants in whole at the Per Share Warrant Price if for a period of at least 60 consecutive trading days (i) the Closing Sale Price of the Ordinary Shares equals or exceeds $10.00 per Ordinary Share for at least 60 consecutive trading days and (ii) average daily volume of the Ordinary Shares is at least 50,000 shares per day, provided, however, in no event shall the trading volume be lower than 30,000 shares on any trading day during such 60 consecutive trading day period. For the purposes of this Warrant, “Closing Sale Price” means the last closing trade price for the Ordinary Shares on a national exchange, as reported by Bloomberg, L.P. (“Bloomberg”), or, if the national exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such Ordinary Shares prior to 4:00 p.m., New York Time, as reported by Bloomberg.

(b)

To exercise the forced exercise right described in Section 2(a), the Company must give notice by mail to the Holders, or cause DTC to send notice to its participants that own the Warrants, within one (1) business day following any date on which the conditions of the forced exercise described in Section 2(a) are met announcing the Company’s intention to exercise its right to cause the forced exercise of the Warrant. The forced exercise date will be a date selected by the Company (the “Forced Exercise Date”) and will be the earlier of (i) no more than five (5) days after the date of the notice described in this Section 2(b) is mailed to the Holders and (ii) the date that such notice is sent by DTC to its participants that own the Warrants.

(c)

In addition to any information required by applicable law and regulation, the notice of a forced exercise described in Section 2(b) shall state, as appropriate: (i) the Forced Exercise Date; (ii) the number of Ordinary Shares to be issued upon exercise of the Warrant; (iii) the Aggregate Warrant Price to be paid by each such Holder; and (iv) the place where the Warrants are to be surrendered for exercise.

(d)

Notwithstanding the foregoing, if the Company’s exercise of its forced exercise right would result in a Holder being the beneficial owner of more than such Holder’s Beneficial Ownership Limitation, then the Warrants held by such Holder shall not be exercised for Ordinary Shares pursuant to Section 2 on the Forced Exercise Date, but instead such Holder’s Warrants shall be exercised 60 days after the Forced Exercise Date provided that during the 60-day period from and after the Forced Exercise Date, all rights of such Holder with respect to the Warrants shall otherwise remain in full force and effect.

3.        Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, one hundred (100%) percent of the Ordinary Shares issuble, from time to time, upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Ordinary Shares on any national securities exchange, including NASDAQ, use its commercially reasonable efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Per Share Warrant Price in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges in respect of the issue thereof. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates, to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant by the Holder. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board, exchange, trading market of other inter-dealer electronic quotation system upon which the Ordinary Shares may be listed.

4.        Certain Adjustments.

(a)

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on the Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant) (“Ordinary Shares Equivalents”), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of the Ordinary Shares of the Company, then in each case the Per Share Warrant Price shall be multiplied by a fraction the numerator of which shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 4(a) shall become effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective at the close of business on the effective date in the case of a subdivision, combination or re-classification. The number of Ordinary Shares that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of Ordinary Shares that would otherwise (but for the provisions of this Section 4(a)) be issuable on such exercise by a fraction of which (a) the numerator is the Per Share Exercise Price that would otherwise (but for the provisions of this Section 4(a)) be in effect, and (b) the denominator is the Per Share Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4(a)).

(b)

In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company but excluding any exchange of securities or merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification of or similar change in the Ordinary Shares) (each such event, a “Reorganization”), the Holder, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such Reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 4(a) or 4(b); and in each such case, the terms of this Section 4 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such Reorganization. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such Reorganization and of said provisions so proposed to be made, shall be mailed to the Holder not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. Upon any Reorganization (and any dissolution following any Reorganization) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such Reorganization or the effective date of dissolution following any such Reorganization, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such Reorganization, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in this Section 4(b). In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 4(b), then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder.

(c)

No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per Ordinary Share; provided, however, that any adjustments which by reason of this Section 4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 4(other than this Section 4(c)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or Ordinary Shares issuable upon the exercise hereof. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Anything in this Section 4 to the contrary notwithstanding, no adjustment made pursuant to any provision of this Section 4 shall have the net effect of increasing the Per Share Warrant Price in relation to the split adjusted and distribution adjusted price of the Ordinary Shares issuable upon exercise.

(d)

Whenever the Per Share Warrant Price or the number of Warrant Shares is adjusted as provided in this Section 4 and upon any modification of the rights of the Holder in accordance with this Section 4, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders.

(e)

If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Ordinary Shares other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holder not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

(f)

If, as a result of an adjustment made pursuant to this Section 4, the Holder thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or Ordinary Shares and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine, in good faith, the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or Ordinary Shares and other capital stock.

(g)

In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 4 then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrant. Upon such determination, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

5.        Fully Paid Stock; Taxes. The Ordinary Shares represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, subject to compliance by the Holder with the terms hereof, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens and charges in respect of the issue thereof and not subject to preemptive rights or rights of first refusal imposed by any agreement to which the Company is a party, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Ordinary Shares is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

6.        Registration Under Act. The Holder shall have the right to participate in the registration rights granted to purchasers of the Units (as defined in the Subscription Agreement) pursuant to Section VIII of the Subscription Agreement. By acceptance of this Warrant, the Holder agrees to comply with the provisions in Section VIII of the Subscription Agreement.

7.        Loss, etc., of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.        Assignment; Exchange of Warrant. Subject to compliance with any applicable securities laws and the conditions set forth in any restrictive legend appearing on the face hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B, duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

9.        Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to the Holder as set forth herein.

10.      Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of issuing Ordinary Shares (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11.      Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.      No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

13.      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14.      Communication. No notice or other communication under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:

(a)	the Company at

Dragon Acquisition Corporation
Shandong Motorway Building
29 Miaoling Road
Qingdao 266000
People’s Republic of China

With copies to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street NW
Washington, D.C. 20037
Facsimile: 202.663.8007
Attn.: Louis A. Bevilacqua, Esq.

(b)	the Holder at the address last furnished to the Company in writing by the Holder.

15.      Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the the Majority of the Holders. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned duly authorized officer, this 14th day of April, 2010.

DRAGON ACQUISITION CORPORATION

By: ______________________________________
Name: Yang Chen
Title: Chief Financial Officer

EXHIBIT A

FORM OF EXERCISE NOTICE

Dragon Acquisition Corporation

(To be executed by the Holder to exercise the right to
purchase Ordinary Shares under the foregoing Warrant)

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase ________________ Ordinary Shares of Dragon Acquisition Corporation, a Cayman Islands corporation, covered by the within Warrant.

Dated: _________________________________	Signature
_________________________________
Address
_________________________________

_________________________________

Number of Ordinary Shares beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: ________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Per Share Warrant Price shall be made as (check one):

Cash Exercise _______

Cashless Exercise _______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is ____________.

X = (A x (B – C))/B

Where:

The number of Ordinary Shares to be issued to the Holder __________________ (“X”).

The number of Ordinary Shares with respect to which this Warrant is being exercised ___________________________(“A”).

The Closing Sale Price of the Ordinary Shares on the trading day immediately preceding the date of the Exercise Notice _______________________(“B”).

The Per Share Warrant Price ______________(“C”).

EXHIBIT B

ASSIGNMENT

          FOR VALUE RECEIVED _______________ (“Assignor”) hereby sells, assigns and transfers unto ____________________ (“Transferee”) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Dragon Acquisition Corporation. By acceptance of the foregoing Warrant, Transferee shall become a Holder under said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

ASSIGNOR:

Dated:_______________________	Signature:____________________________

Address:_____________________________

TRANSFEREE:

Dated:_______________________	Signature:____________________________

Address:_____________________________